                                                                  EXHIBIT 4(4)

                                TRUST AGREEMENT
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          THIS AGREEMENT OF TRUST (the "Agreement") made as of this 1st day of July, 1993, by and between Lukens Inc., a Delaware corporation, (the "Employer") and VANGUARD FIDUCIARY TRUST COMPANY, a trust company incorporated under Chapter 10 of the Pennsylvania Banking Code (the "Trustee"),

                              W I T N E S S E T H
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          WHEREAS, the Employer has adopted and is maintaining the Washington Steel Corporation Employees Capital Accumulation Plan (Massillon, OH) (hereinafter referred to as the "Plan"), for the exclusive benefit of eligible employees, hereinafter referred to as "Participants;" and

          WHEREAS, the Plan provides that the assets thereof be held, in trust, by a trustee, subject to the provisions of a trust agreement to be entered into between the Employer and a trustee or trustees; and

          WHEREAS, the Employer and the Trustee desire that the Trustee serve as trustee for the assets of the Plan effective July 1, 1993; and

          WHEREAS, the Lukens Inc. Employee Benefits Administration Committee ("EBAC") and the Lukens Inc. Employee Benefits Finance Committee ("EBFC") (hereinafter referred to collectively as the "Plan Administrator") are the fiduciaries named in the Plan as having the authority to control and manage the operation and administration of the Plan; and

          WHEREAS, the Employer and the Trustee deem it necessary and desirable to enter into a written agreement of trust.

          NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree and declare as follows:

                                  ARTICLE I
                         ESTABLISHMENT OF THE TRUST

          Section 1.1. The Employer and the Trustee hereby agree to the establishment of a trust consisting of such sums of money and such other property acceptable to the Trustee as shall from time to time be paid or delivered to the Trustee under the Plan and such earnings, income and appreciation as may accrue thereon, which, less payments made by the Trustee to carry out the purposes of the Plan, are referred to herein as the "Fund." The Trustee shall carry out the duties and responsibilities herein specified, but shall be under no duty to determine whether the amount of any contribution by the Employer or any Participant is in accordance with the terms of the Plan nor shall the Trustee be responsible for the collection of any contributions under the Plan.

          Section 1.2. The Fund shall be held, invested, reinvested and administered by the Trustee in accordance with the terms of the Plan and this Agreement solely in the interest of Participants and their beneficiaries and for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan. Except as provided in Section 4.2, no assets of the Plan shall inure to the benefit of the Employer.

          Section 1.3. The Trustee shall pay benefits and expenses from the Fund only upon the written direction of the Plan Administrator, or its designee. The Trustee shall be fully entitled to rely on such directions furnished by the Plan Administrator, and shall be under no duty to ascertain whether the directions are in accordance with the provisions of the Plan.

                                   ARTICLE II

                             INVESTMENT OF THE FUND

          Section 2.1. The Employer or its designee shall have the exclusive authority and discretion to select the Investment Funds available for investment under the Plan. In making such selection, the Employer or its designee shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The available investments under the Plan shall be sufficiently diversified so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. The Employer or its designee shall notify the Trustee in writing of the selection of the Investment Funds currently available for investment under the Plan, and any changes thereto.

          Section 2.2. Each Participant shall have the exclusive right, in accordance with the provisions of the Plan, to direct the investment by the Trustee of all amounts allocated to the separate accounts of the Participant under the Plan among any one or more of the available Investment Funds. All investment directions by Participants shall be timely furnished to the Trustee by EBAC, or its designee, except to the extent such directions are transmitted telephonically or otherwise by Participants directly to the Trustee or its delegate in accordance with rules and procedures established and approved by the Plan Administrator and communicated to the Trustee. In making any investment of the assets of the Fund, the Trustee shall be fully entitled to rely on such directions furnished to it by the EBAC or by Participants in accordance with the Plan Administrator's approved rules and procedures, and shall be under no duty to make any inquiry or investigation with respect thereto. If the Trustee receives any contribution under the Plan that is not accompanied by instructions directing its investment, the Trustee shall immediately notify EBAC of that fact, and the

Trustee may, in its discretion, hold or return all or a portion of the contribution uninvested without liability for loss of income or appreciation pending receipt of proper investment directions. Otherwise, it is specifically intended under the Plan and this Agreement that the Trustee shall have no discretionary authority to determine the investment of the assets of the Fund.

          Section 2.3. Subject to the provisions of Sections 2.1 and 2.2, the Trustee shall have the authority, in addition to any authority given by law, to exercise the following powers in the administration of the Trust:

               (a) to invest and reinvest all or a part of the Fund in accordance with Participants' investment directions in any available Investment Fund selected by the Employer without restriction to investments authorized for fiduciaries, including, without limitation on the amount that may be invested therein, any common, collective or commingled trust fund maintained by the Trustee. Any investment in, and any terms and conditions of, any common, collective or commingled trust fund available only to employee trusts which meets the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), or corresponding provisions of subsequent income tax laws of the United States, shall constitute an integral part of this Agreement and the Plan;

               (b) to dispose of all or any part of the investments, securities, or other property which may from time to time or at any time constitute the Fund in accordance with the investment directions by Participants furnished to it pursuant to Section 2.2 or the written directions by the Plan Administrator furnished to it pursuant to Section 1.3, and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance therefor, and all assignments, transfers and other legal instruments, either necessary or convenient for passing the title and ownership thereto, free and discharged of all trusts and without liability on the part of such purchasers to see to the application of the purchase money;

               (c) to hold cash uninvested to the extent necessary to pay benefits or expenses of the Plan;

               (d) to cause any investment of the Fund to be registered in the name of the Trustee or the name of its nominee or nominees or to retain such investment unregistered or in a form permitting transfer by delivery; provided that the books and records of the Trustee shall at all times show that all such investments are part of the Fund;

               (e) to vote in person or by proxy with respect to all shares of the mutual funds offered by The Vanguard

     Group, Inc. (the "Vanguard Funds") which are held by the Plan solely in accordance with directions furnished to it by EBFC, and to vote in person or by proxy with respect to all other securities credited to a Participant's separate accounts under the Plan solely in accordance with directions furnished to it by the Participant; provided that:

                    (i) any securities with respect to which timely instructions are not received by the Trustee shall not be voted, nor shall they be tendered in connection with a tender offer, as the case may be;

                   (ii) Participant instructions to the Trustee for voting or tender of Employer stock shall be made in confidence, and the Trustee may not divulge such instructions to any director, officer or employee of the Employer; and

                  (iii) other rights to which a Participant may be entitled as a beneficial owner of such Employer stock shall be exercised as provided in the Plan.

               (f) upon the written direction of the Plan Administrator, to apply for, purchase, hold or transfer any life insurance, retirement income, endowment or annuity contract;

               (g) to consult and employ any suitable agent to act on behalf of the Trustee and to contract for legal, accounting, clerical and other services deemed necessary by the Trustee to manage and administer the Fund according to the terms of the Plan and this Agreement;

               (h) upon the written direction of the EBAC, or its designated representative and in accordance with the terms of the Plan, to make loans from the Fund to Participants in amounts and on terms approved by the EBAC in accordance with the provisions of the Plan, provided that the EBAC shall have the responsibility for collecting all loan repayments required to be made under the Plan and for furnishing the Trustee with copies of all promissory notes evidencing such loans; and

               (i) to pay from the Fund all taxes imposed or levied with respect to the Fund or any part thereof under existing or future laws, and to contest the validity or amount of any tax, assessment, claim or demand respecting the Fund or any part thereof.

          Section 2.4. Except as may be authorized by regulations promulgated by the Secretary of Labor, the Trustee shall not maintain the indicia of ownership in any assets of the Fund outside of the jurisdiction of the district courts of the United States.

                                 ARTICLE III
                          DUTIES AND RESPONSIBILITIES

          Section 3.1. The Trustee, the Employer and the Plan Administrator shall each discharge their assigned duties and responsibilities under this Agreement and the Plan solely in the interest of Participants and their beneficiaries in the following manner:

               (a) for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan;

               (b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

               (c) by diversifying the available investments under the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

               (d) in accordance with the provisions of the Plan and this Trust Agreement insofar as they are consistent with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          Section 3.2. The Trustee shall keep full and accurate accounts of all receipts, investments, disbursements and other transactions hereunder, including such specific records as may be agreed upon in writing between the Employer and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by any authorized representative of the Employer or the Plan Administrator. A Participant may examine only those individual account records pertaining directly to him, and the general records of the Fund if and only to the extent required under applicable law.

          Section 3.3. Within 90 days after the end of each Plan Year or within 90 days after its removal or resignation, the Trustee shall file with the Plan Administrator a written account of the administration of the Fund showing all transactions effected by the Trustee subsequent to the period covered by the last preceding account to the end of such Plan Year or date of removal or resignation and all property held at its fair market value at the end of the accounting period. Upon approval of such accounting by the Plan Administrator, neither the Employer nor the Plan Administrator shall be entitled to any further accounting by the Trustee. The Plan Administrator may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within 90 days from the date on which the accounting is delivered to the Plan Administrator.

          Section 3.4. In accordance with the terms of the Plan, the Trustee shall open and maintain separate accounts in the name of each Participant in order to record all contributions by or on behalf of the Participant under the Plan and any earnings, losses and expenses attributable thereto. The Plan Administrator or its designee shall furnish the Trustee with instructions enabling the Trustee to allocate properly all contributions and other amounts under the Plan to the separate accounts of Participants. In making such allocation, the Trustee shall be fully entitled to rely on the instructions furnished by the Plan Administrator and shall be under no duty to make any inquiry or investigation with respect thereto.

          Section 3.5. The Trustee shall furnish each Participant with statements at least quarterly or more frequently as may be agreed upon with the Employer, reflecting the current fair market value of the Participant's separate accounts under the Plan.

          Section 3.6. The Trustee shall not be required to determine the facts concerning the eligibility of any Participant to participate in the Plan, the amount of benefits payable to any Participant or beneficiary under the Plan, or the date or method of payment or disbursement. The Trustee shall be duly entitled to rely solely upon the written advice and directions of the Plan Administrator as to any such question of fact.

          Section 3.7. Unless resulting from the Trustee's negligence, willful misconduct, lack of good faith, or breach of its fiduciary duties under this Agreement or ERISA, or any other applicable law, the Employer shall indemnify and save harmless the Trustee from, against, for and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney fees incident to any suit, action, investigation, claim or proceedings suffered, sustained, incurred or required to be paid by the Trustee in connection with the Plan or this Agreement.

                                   ARTICLE IV
                            PROHIBITION OF DIVERSION

          Section 4.1. Except as provided in Section 4.2 of this Article, at no time prior to the satisfaction of all liabilities with respect to Participants and their beneficiaries under the Plan shall any part of the corpus or income of the Fund be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their beneficiaries, or for defraying reasonable expenses of administering the Plan.

          Section 4.2. The provisions of Section 4.1 notwithstanding, contributions made by the Employer under the Plan may be returned to the Employer under the following conditions:

               (a) If a contribution is made by mistake of fact, such contribution shall be returned to the Employer within one year of the payment of such contribution;

               (b) Contributions to the Plan are specifically conditioned upon their deductibility under the Code. To the extent a deduction is disallowed for any such contribution, it shall be returned to the Employer within one year after the disallowance of the deduction. Contributions which are not deductible in the taxable year in which made but are deductible in subsequent taxable years shall not be considered to be disallowed for purposes of this subsection; and

               (c) Contributions to the Plan are specifically conditioned on initial qualification of the Plan under the Code. If the Plan is determined to be disqualified, contributions made in respect of any period subsequent to the effective date of such disqualification shall be returned to the Employer within one year after the date of denial of qualification.

                                   ARTICLE V

               COMMUNICATION WITH PLAN ADMINISTRATOR AND EMPLOYER

          Section 5.1. Whenever the Trustee is permitted or required to act upon the directions or instructions of the Plan Administrator, the Trustee shall be entitled to act upon any written communication signed by any person or agent designated to act as or on behalf of the Plan Administrator. Such person or agent shall be so designated either under the provisions of the Plan or in writing by the Employer (and signed by the Chairman of EBAC or EBFC, as the case may be) and their authority shall continue until revoked in writing. The Trustee shall incur no liability for failure to act on such person's or agent's instructions or orders without written communication, and the Trustee shall be fully protected in all actions taken in good faith in reliance upon any instructions, directions, certifications and communications believed to be genuine and to have been signed or communicated by the proper person.

          Section 5.2. The Employer (through the Chairmen of EBAC and EBFC) shall notify the Trustee in writing as to the appointment, removal or resignation of any person designated to act as or on behalf of the Plan Administrator. After such notification, the Trustee shall be fully protected in acting upon the directions of, or dealing with, any person designated to act as or on behalf of the Plan Administrator until it receives notice to the contrary. The Trustee shall have no duty to inquire into the qualifications of any person designated to act as or on behalf of the Plan Administrator.

                                 ARTICLE VI
                            TRUSTEE COMPENSATION

          Section 6.1. The Trustee shall be entitled to reasonable compensation for its services as is agreed upon with the Employer. If approved by the Plan Administrator, the Trustee shall also be entitled to reimbursement for all direct expenses properly and actually incurred on behalf of the Plan. Such compensation or reimbursement shall be paid to the Trustee out of the Fund unless paid directly by the Employer.

                                 ARTICLE VII
                     RESIGNATION AND REMOVAL OF TRUSTEE

          Section 7.1. The Trustee may resign at any time by written notice to the Employer which shall be effective 30 days after delivery unless a successor Trustee has not been appointed at that time in which case the Trustee may resign effective 90 days after delivery of said written notice or, if earlier, upon appointment of a successor Trustee.

          Section 7.2. The Trustee may be removed by the Employer at any time upon 30 days written notice to the Trustee; such notice, however, may be waived by the Trustee.

          Section 7.3. The appointment of a successor Trustee hereunder shall be accomplished by and shall take effect upon the delivery to the resigning or removed Trustee, as the case may be, of written notice of the Employer (through the Chairman of EBFC) appointing such successor Trustee, and an acceptance in writing of the office of successor Trustee hereunder executed by the successor so appointed. Any successor Trustee may be either a corporation authorized and empowered to exercise trust powers or one or more individuals. All of the provisions set forth herein with respect to the Trustee shall relate to each successor Trustee so appointed with the same force and effect as if such successor Trustee had been originally named herein as the Trustee hereunder. If within 30 days after notice of resignation shall have been given under the provisions of this Article a successor Trustee shall not have been appointed, the resigning Trustee or the Employer may apply to any court of competent jurisdiction for the appointment of a successor Trustee.

          Section 7.4. Upon the appointment of a successor Trustee, the resigning or removed Trustee shall transfer and deliver the Fund to such successor Trustee, after reserving such reasonable amount as it shall deem necessary to provide for its expenses in the settlement of its account, the amount of any compensation due to it and any sums chargeable against the Fund for which it may be liable. If the sums so reserved are not sufficient for such purposes, the resigning or removed Trustee shall be entitled to reimbursement for any deficiency from the successor Trustee and the Employer who shall be jointly and severally liable therefor.

                                ARTICLE VIII
                             INSURANCE COMPANIES

          Section 8.1. If any contract issued by an insurance company shall form a part of the Trust assets, the insurance company shall not be deemed a party to this Agreement. A certification in writing by the Trustee as to the occurrence of any event contemplated by this Agreement or the Plan shall be conclusive evidence thereof and the insurance company shall be protected in relying upon such certification and shall incur no liability for so doing. With respect to any action under any such contract, the insurance company may deal with the Trustee as the sole owner thereof and need not see that any action of the Trustee is authorized by this Agreement or the Plan. Any change made or action taken by an insurance company upon the direction of the Trustee shall fully discharge the insurance company from all liability with respect thereto, and it need not see to the distribution or further application of any moneys paid by it to the Trustee or paid in accordance with the direction of the Trustee.

                                   ARTICLE IX
                  AMENDMENT AND TERMINATION OF THE TRUST PLAN

          Section 9.1. The Employer may, by delivery to the Trustee of an instrument in writing (signed by the Chairman of EBAC), amend, terminate or partially terminate this Agreement at any time; provided, however, that no amendment shall increase the duties or liabilities of the Trustee without the Trustee's consent; and, provided further, that no amendment shall divert any part of the Fund to any purpose other than providing benefits to Participants and their beneficiaries or defraying reasonable expenses of administering the Plan.

          Section 9.2. If the Plan is terminated in whole or in part, or if the Employer permanently discontinues its contribution to the Plan, the Trustee shall distribute the Fund or any part thereof in such manner and at such times as the Plan Administrator shall direct in writing. In the absence of receipt of such written directions within 90 days after the effective date of such termination, the Trustee shall distribute the Fund in accordance with the provisions of the Plan.

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

          Section 10.1. Unless the context of this Agreement clearly indicates otherwise, the terms defined in the Plan shall, when used herein, have the same meaning as in the Plan.

          Section 10.2. Except as otherwise required in the case of any qualified domestic relations order within the meaning of Section 414(p) of the Code, the benefits or proceeds of any allocated or unallocated portion of the assets of the Fund and any interest of any Participant or beneficiary arising out of or created by the Plan either before or after the Participant's retirement shall not be subject to execution, attachment, garnishment or other legal or judicial process whatsoever by any person, whether creditor or otherwise, claiming against such Participant or beneficiary. No Participant or beneficiary shall have the right to alienate, encumber or assign any of the payments or proceeds or any other interest arising out of or created by the Plan and any action purporting to do so shall be void. The provisions of this Section shall apply to all Participants and beneficiaries, regardless of their citizenship or place of residence.

          Section 10.3. Nothing contained in this Agreement or in the Plan shall require the Employer to retain any Employee in its service.

          Section 10.4. Any person dealing with the Trustee may rely upon a copy of this Agreement and any amendments thereto certified to be true and correct by the Trustee.

          Section 10.5. The Trustee hereby acknowledges receipt of a copy of the Plan. The Employer will cause a copy of any amendment to the Plan to be delivered to the Trustee.

          Section 10.6. The construction, validity and administration of this Agreement and the Plan shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent that such laws have been specifically superseded by ERISA.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:                             LUKENS INC.


                                    By
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                                       Chairman, Employee Benefits
                                       Finance Committee



                                    By
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                                       Chairman, Employee Benefits
                                       Administration Committee


ATTEST:                             VANGUARD FIDUCIARY TRUST CO.


                                    By
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                                       Vice President